Exhibit 10.1

MATURITY EXTENSION AGREEMENT

THIS MATURITY EXTENSION AGREEMENT (this “Agreement”), dated as of May 7, 2025 is entered into by and between Propanc Biopharma Inc., a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (the “Holder”).

WHEREAS, the Company issued to the Holder two 10% OID Promissory Notes, issued on August 15, 2023 in the original principal amount of $132,000 amended on May 7, 2024 increasing the principal amount by $39,600 for a combined current principal amount of $202,405.19 (the “Note”);

WHEREAS, the parties wish to amend the Maturity Date of the Note.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Note.

2. Maturity Date. The Maturity Date (as such term is defined in the Note) of the Note is hereby amended to mean “June 15, 2025” retroactively as of November 15, 2023 and acknowledges and agrees that an Event of Default shall not be deemed to occur solely by virtue of the Company failing to pay all principal and interest on or before June 15, 2025.

3. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Note shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holder under the Notes. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to the Note as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Note, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

4. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereto.

5. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7. Disclosure and Filing of 8-K. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before 9:00 am (New York City time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transaction contemplated hereby, which shall include this Agreement as an attachment hereto.

8. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROPANC BIOPHARMA INC.

By:	/s/ James Nathanielsz
Name:	James Nathanielsz
Title:	CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR HOLDERS FOLLOW]

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[HOLDER’S SIGNATURE PAGE TO MATURITY EXTENTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this MATURITY EXTENSION AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:	Ionic Ventures, LLC

Signature of Authorized Signatory of Holder:	/s/ Brendan O’Neil
Authorized Signatory:	Brendan O’Neil
Title of Authorized Signatory:	Authorized Signatory

[SIGNATURE PAGES CONTINUE]

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